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As filed with the Securities and Exchange Commission on October 23, 2020.

Registration No. 333-249554

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHEASTERN GROCERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5411 (Primary Standard Industrial Classification Code Number)	27-1845190 (I.R.S. Employer Identification Number)

8928 Prominence Parkway #200
Jacksonville, Florida 32256
(904) 783-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

M. Sandlin Grimm
Chief Legal Officer
8928 Prominence Parkway #200
Jacksonville, Florida 32256
(904) 783-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Barbra J. Broudy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Marc D. Jaffe, Esq. Stelios G. Saffos, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1894 (Phone) (212) 751-4864 (Fax)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

                   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

                   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

              Southeastern Grocers, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-249554) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

(a)         Exhibits:

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

2.1	†	Asset Purchase Agreement, dated May 29, 2020, by and among Southeastern Grocers, Inc., Samson Merger Sub, LLC, Winn-Dixie Stores Leasing, LLC, BI-LO, LLC and Food Lion, LLC.

3.1	**	Certificate of Incorporation of Southeastern Grocers, Inc., as currently in effect.

3.2	*	Certificate of Amendment to Certificate of Incorporation of Southeastern Grocers, Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.

3.4	**	Bylaws of Southeastern Grocers, Inc., as currently in effect.

3.5	**	Form of Amended and Restated Certificate of Incorporation of Southeastern Grocers, Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.

3.6	**	Form of Amended and Restated Bylaws of Southeastern Grocers, Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.

4.1	*	Form of Common Stock Certificate.

4.2	*	Form of Registration Rights Agreement.

5.1	*	Opinion of Weil, Gotshal & Manges LLP.

10.1	**	ABL Credit Agreement, dated as of May 31, 2018, among BI-LO Holding, LLC, BI-LO, LLC, the lenders party thereto, Suntrust Bank, as administrative agent, Joint FILO Lead Arrangers and Joint FILO Bookrunners, Joint Tranche A Lead Arrangers and Joint Tranche A Bookrunners and Documentation Agents.

10.2	**	First Amendment to ABL Credit Agreement, dated as of September 20, 2018, by and between BI-LO and Suntrust Bank, as administrative agent.

10.3	**	Second Amendment to ABL Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of October 5, 2020, by and among SEG Holding, LLC, BI-LO, LLC, Truist Bank, as administrative agent, and each of the lenders party thereto.

10.4	**	Amended and Restated Employment Agreement, dated as of July 1, 2017, between BI-LO Holding, LLC and Anthony Hucker.

10.5	**	Employment Agreement, dated as of March 9, 2012, between BI-LO Holding, LLC and Brian Carney.

10.6	**	Amendment to Employment Agreement, dated as of March 26, 2018, between BI-LO Holding, LLC and Brian Carney.

10.7	**	Employment Agreement, dated as of March 18, 2019, between BI-LO Holding, LLC and Elizabeth C. Thompson.

10.8	**	Employment Agreement, dated as of March 18, 2019, between BI-LO Holding, LLC and Eduardo Garcia.

II-1

Exhibit No.		Description
10.9	**	Employment Agreement, dated as of March 18, 2019, and Andrew P. Nadin.

10.10	*	Form of Director Indemnification Agreement for Southeastern Grocers, Inc., as of , 2020.

10.11	†	Southeastern Grocers Supply Agreement, dated as of March 26, 2018, by and between BI-LO, LLC and C&S Wholesale Grocers, Inc.

10.12	†	First Amendment to Southeastern Grocers Supply Agreement, dated April 5, 2019, by and between BI-LO, LLC and C&S Wholesale Grocers, Inc.

10.12.1	†	Second Amendment to Southeastern Grocers Supply Agreement, dated April 26, 2019, by and between BI-LO, LLC and C&S Wholesale Grocers, Inc.

10.13	**	Indenture, dated as of October 9, 2020, by and among SEG Holding, LLC, SEG Finance Corp., the guarantors party thereto and Truist Bank, as trustee, registrar, paying agent and notes collateral agent.

10.14	**	Amended and Restated 2018 Omnibus Equity Incentive Plan.

10.15	*	Form of Amended and Restated Time-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2018 Omnibus Equity Incentive Plan for executive officers.

10.16	*	Form of Amended and Restated $0 Performance-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2018 Omnibus Equity Incentive Plan for executive officers.

10.17	*	Form of Amended and Restated $30 Performance-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2018 Omnibus Equity Incentive Plan for executive officers.

10.18	*	Form of Amended and Restated Performance and Time-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2018 Omnibus Equity Incentive Plan for directors.

10.19	*	Form of Amended and Restated Performance-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2018 Omnibus Equity Incentive Plan for directors.

10.20	*	Form of 2020 Omnibus Equity Incentive Plan.

21.1	**	List of subsidiaries.

23.1	**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on signature page).

*
To be filed by amendment.

**
Previously filed.

†
Portions of this exhibit have been omitted as the Registrant has determined that the omitted information (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

II-2

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Jacksonville, Florida on October 23, 2020.

Southeastern Grocers, Inc.
By:	/s/ M. SANDLIN GRIMM
	Name:	M. Sandlin Grimm
	Title:	Chief Legal Officer

Signature	Title

* Anthony Hucker	Chief Executive Officer and Director (Principal Executive Officer)
* Brian Carney	Chief Financial Officer (Principal Financial Officer)
* Jayson Roy	Chief Accounting Officer (Principal Accounting Officer)
* Anthony Abate	Chairman
* Neal Goldman	Director
* Mark Gross	Director

*By:	/s/ M. SANDLIN GRIMM Name: M. Sandlin Grimm Title: Attorney-in-fact

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EXPLANATORY NOTE
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES